EXHIBIT 10(i)

          Form of Consulting Agreements entered October 16, 1996 between the Company and 15 consultants

                            CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into effective as of the 16th day of October, 1997, by and between Wealth International, Inc., a Nevada corporation ("Parent"), Wealth International, Inc., a Utah corporation and a wholly-owned subsidiary of Parent (the "Company"), and ____________________________________ (the "Consultant").

                                   Recitals

     The Company wishes to utilize the services of the Consultant on a regular basis to provide certain services for the Company. The Consultant possesses the requisite skills and experience, including experience and expertise in the network marketing industry, to deliver certain services required by the Company. Consultant wishes to provide the services contemplated herein, on the terms and conditions set forth below. The Parent desires that Consultant provide the agreed upon services to the Company, and as an inducement and condition thereto is willing to issue shares of the Parent's Common Stock to the Consultant on the terms and conditions set forth below.

                                  Agreement

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

      1. Consulting Services. The Company hereby engages the Consultant as an independent contractor to provide marketing and other services as described on Exhibit A attached hereto, and such other services as may be mutually agreed upon by the parties hereto. The Consultant hereby accepts such engagement, subject to the terms and conditions set forth herein. Consultant may enter into other consulting agreements and perform services for other clients, insofar as in doing so it does not breach any of its covenants contained in this Agreement.

      2. Term and Termination of Agreement.

      (a) Term. Subject to earlier termination or extension of the term hereof as set forth below, the term of this Agreement shall commence on the date first set forth above (the "Effective Date"), and shall end on the date that is two years after the Effective Date (the "Consulting Term"). Unless this Agreement is terminated as provided herein, or unless either party provides written notice to the other party of its desire to terminate this Agreement at the end of the Consulting Term, or any renewal thereof, at least thirty (30) days prior to the end of the Consulting Term (or any renewal thereof), the Consulting Term will automatically renew for additional one-year periods. If the Consulting Term is renewed, the term "Consulting Term" will be interpreted herein to include such renewal term.

      (b) Termination by Consultant. This Agreement may be terminated at any time by Consultant upon thirty (30) days prior written notice to the Company.

      (c) Termination by Company. This Agreement shall be terminated upon thirty (30) days prior written notice by the Company to the
Consultant: (i) for "cause", as defined below, or (ii) in the event that Consultant is unable to provide the services required under this Agreement by reason of the death or permanent disability of the Representative and the inability of Consultant to provide a Substitute satisfactory to the Company.

     For purposes of this Agreement, "cause" shall mean: (i) fraudulent or criminal activities; (ii) any dishonest or unethical activity; or (iii) breach of fiduciary duty, deliberate breach of Company rules resulting in loss or damage to the Company, or unauthorized disclosure of Company trade secrets or confidential information.

      (d) Effect of Termination.

      (i) Termination of Relationship; Status of Payment
Obligations. Upon the termination of this Agreement for any reason whatsoever, this Agreement shall thereupon be and become void and of no further force and effect, all benefits thereafter arising hereunder shall cease, and the consulting relationship hereunder shall be terminated, except that termination of this Agreement shall not relieve the Company of its obligation to pay any consideration payable hereunder with respect to services rendered hereunder prior to such termination, and the Parent shall be obligated to deliver to Consultant any shares that, pursuant to the provisions of paragraph 3(a) below, are eligible for purchase by the Consultant pursuant to the Option (defined below) prior to the date of termination, upon the exercise of such Option by the Consultant. In the event of any termination or expiration of this Agreement, Consultant will retain his/her network marketing rights in his/her distributor network under the Company's network structure, as may be reasonably adjusted by the Company to account for any termination or discontinuation of related "upline" distributors. On any termination of this Agreement, the Parent shall be relieved of any obligation to issue and deliver to Consultant any shares of the Company's common stock pursuant to the Consultant's attempt to exercise the Option if, pursuant to paragraph 3(a) below, the Option has not vested or become exercisable with respect to such shares prior to the date of such termination.

      (ii) Continuation of Certain Other Obligations.
Termination of this Agreement shall not relieve the Consultant of its obligation of confidentiality as set forth below. The provisions of this Agreement which by their terms survive the termination or expiration hereof shall not be terminated by reason of any termination or expiration of the Agreement.

      3. Compensation.

      (a) Stock Options. As compensation for the services to be performed by Consultant hereunder, the Parent agrees to grant and issue to Consultant or its designee an option to purchase 15,000 shares of the Common Stock of the Company (the "Option") at the purchase price of $0.25 per share. The Option will vest and become exercisable incrementally and cumulatively, as follows, provided that this Agreement shall not have been terminated prior to the Consultant's achievement of the milestone resulting in the vesting and exercisability of the Option:

Incremental Number of the       Total Number of the
Company's Internet              Company's Internet              Incremental Percentage of
Storefronts Purchased and       Storefronts Purchased and       Option Vested and            Total Percentage of Option
Distributed by Consultant       Distributed by Consultant       Exercisable                  Vested and Exercisable
-------------------------       ---------------------------     -------------------------    --------------------------
        200                              200                             20%                            20%
        200                              400                             20%                            40%
        200                              600                             20%                            60%
        200                              800                             20%                            80%
        200                             1000                             20%                           100%


For purposes of fulfilling his/her obligations under this paragraph, the Consultant will be deemed to have purchased and distributed one of the Company's Internet storefronts if: (1) the Consultant personally purchases and distributes such Internet storefront; or (2) such Internet storefront is purchased for personal use by an individual who has been introduced to the Company and its products and services directly by the Consultant.

      (b) Multi-Level Marketing Benefits. In addition to the other compensation provided for herein, Consultant shall be entitled to all marketing awards, commissions and compensation payable under the Company's compensation plan with respect to services rendered by Consultant hereunder, including without limitation those referenced in Exhibit A attached hereto or otherwise agreed between the Company and Consultant.

      (c) Support Facilities. As additional consideration for the services to be rendered hereunder, the Company will provide Consultant with such support facilities at the Company's principal office as may be required in the Company's judgment to enable Consultant to properly perform the services to be rendered hereunder.

      4. Relationship of Parties. The Consultant's relationship with the Company shall be that of an independent contractor but not that of an employee. The Consultant will not be eligible for any employee benefits, nor will the Company make deductions from any of the stock options, whether or not exercised, or other compensation payable hereunder for taxes (or otherwise), which shall be the sole responsibility of the Consultant. Consultant will use its own discretion in performing the tasks assigned, within the scope of work specified by the Company.

      5. Confidentiality. Consultant agrees for itself and each of its employees assigned to perform services for the Company that neither Consultant nor any of its employees will use, except for consulting with the Company, publish, or otherwise disclose in any way to any person, firm, or corporation any trade secrets or confidential information of the Company, which has not become a part of the public domain through no fault of Consultant or any of its employees.

      6. Notices. Any notice required or permitted hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified registered mail, postage prepaid, or by private courier, or by facsimile, to the other party to the address set forth below, or to such other address as either party may designate from time to time according to the terms of this Agreement.

      (a) If to Consultant:

     Name: _______________________________________
     Address: _____________________________________
     _____________________________________________
     _____________________________________________
     Facsimile:  (_______) ____________________

      (b) If to Company:

     Wealth International, Inc.
     Address: 5152 North Edgewood Drive, Suite 250
     Provo, Utah 84604
     Facsimile:  (801) 762-0031

     A notice delivered personally shall be effective upon receipt.
A notice sent by facsimile shall be effective 24 hours after the dispatch thereof. A notice delivered by private courier shall be effective on the day delivered, or if delivered by mail, the third day after the day of mailing.

      7. Severability; Interpretation. In the event that any term or provision, including any part of a Section or subsection, of this Agreement is invalid or unenforceable for any reason, such invalid or unenforceable term or provision shall be severed herefrom, and the remaining terms and provisions of this Agreement, including the remaining Sections and subsections, shall remain in full force and effect. The parties to this Agreement agree that the court making a determination that any term or provision of this Agreement is invalid or unenforceable shall modify the time, duration, geographic scope or areas and/or application of the term or provision so that the term or provision is enforceable to the maximum extend permitted by applicable law. Notwithstanding any rule or maximum of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either of the parties hereto based on authorship of any of the terms or provisions hereof.

      8. Entire Agreement; Amendment. This Agreement, together with the Exhibit attached hereto, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof. No modification, amendment, or addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties.

      9. Binding on Successors and Assigns. The Consultant may designate one or more parties to receive any of the stock, options or other consideration payable by the Company or the Parent hereunder. Otherwise, the rights and obligations of each party hereunder may not be assigned without the prior written consent of the other party. This Agreement shall be binding on the parties, and on their permitted distributees, legal representatives, successors, and assigns.

      10. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any applicable conflicts of laws provisions. In the event of claim or dispute arising hereunder, the parties consent to the exclusive jurisdiction and venue of the federal and state courts residing in Salt Lake City, Utah and no action involving this Agreement may be brought except in the Third District Court of Utah or the Federal District Court for the District of Utah.

      11. Attorneys' Fees. In the event of any legal action to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all court costs and related expenses incurred in connection therewith, in addition to any other relief to which such party may be entitled.

      12. Representation and Warranties of Consultant. The Consultant represents and warrants to, and covenants with, the Company as follows:

      (a) Acceptance. The Consultant has hereby agreed to perform, and has performed, certain services requested by management of the Company to the Company's satisfaction during the term hereof. The services performed by the Consultant has been personally rendered by the Consultant, and no one acting for or on behalf of the Consultant.

      (b) Sophisticated Investors. The Consultants represents and warrants that by reason of income, net assets, education background and business acumen, he/she has the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of the Company, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of his/her total investment in the Company.

      (c) Limitation on Services. None of the services rendered or to be rendered by the Consultant and paid for by the issuance of shares of the Company's common stock or the Option shall be services related to any "capital raising" transaction.

      (d) Valid Obligation; No Conflicts.  Execution of this
Agreement and performance of services hereunder by the Consultant constitutes valid and binding obligations of such Consultant and his/her performance hereunder will not violate any other agreement to which such Consultant is a party.


     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as the date first set forth above.

     WEALTH INTERNATIONAL, INC., a Utah corporation
     (Company)

      By:______________________________________
     Ron Nilsson, President

     WEALTH INTERNATIONAL, INC., a Nevada corporation (Parent)

     By:_______________________________________
     Ron Nilsson, President

     _________________________________________________
     (Consultant)

                                Exhibit A

             STATEMENT OF SERVICES TO BE PERFORMED BY CONSULTANT


     Consultant will provide such marketing, sales and distribution assistance as may be agreed upon from time to time with the Company. The Consultant will work to provide contacts with potential distributors for the Company, market the Company's Internet storefronts, and provide general consultation and business advice to the Company regarding marketing and public relations matters.

     No specified time requirements are imposed on the Consultant with respect to any particular services to be rendered hereunder; provided, however, that the Consultant will act in good faith to perform the services to be rendered by it hereunder.